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                    [Letterhead of Deloitte Touche Tohmatsu]
                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Amendment No.1 to Registration Statement No. 333-103547 of Nam Tai Electronics, Inc. on Form F-3, of our report dated March 15, 2002, appearing in the Prospectus, which is part of such Registration Statement, and in their Annual Report on Form 20-F for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu

Hong Kong
April 22, 2003